Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We hereby consent to the reference to our firm under the caption “Experts” in the Form S-4 Registration Statement of Sunshine Bancorp, Inc. (the “Company”) and the incorporation of our report dated March 18, 2016, relating to the consolidated financial statements of Sunshine Bancorp, Inc. and Subsidiary for the years ended December 31, 2015 and 2014.

/s/ Hacker, Johnson & Smith PA

HACKER, JOHNSON & SMITH PA

Tampa, Florida

June 23, 2016